Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

for Tender of All of the Shares of Common Stock

Including the Associated Rights

of

CVR ENERGY, INC.

by

IEP ENERGY LLC

a wholly-owned subsidiary of

ICAHN ENTERPRISES HOLDINGS L.P.

(Not to be used for Signature Guarantees)

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the “Common Stock”), of CVR Energy, Inc., a Delaware corporation (the “Company”), and the associated rights issued pursuant to the Rights Agreement, dated as of January 13, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, that are issued and outstanding (the “Rights” and, together with the Common Stock, the “Shares”), and, if certificates have been issued in respect of Rights prior to the expiration of the Offer, certificates representing the associated Rights, are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary at the addresses and facsimile number set forth below. See Section 2 of the Offer to Purchase.

The Rights are presently evidenced by the certificates for the Common Stock. However, in the future the Company may issue separate certificates representing the Rights. Until such time as any such certificates are issued, a tender by a stockholder of such stockholder’s shares of Common Stock will also constitute a tender of the associated Rights. After such time as any such certificates representing Rights are issued, a stockholder will also be required to tender such certificates representing the associated Rights in connection with a tender by such stockholder of such stockholder’s shares of Common Stock. Unless the context requires otherwise, all references in this notice of guaranteed delivery to “Shares” shall include the associated Rights.

THE DEPOSITARY FOR THE OFFER IS:

The Colbent Corporation

By Mail or Overnight Courier:	By Facsimile Transmission (for eligible institutions only):

The Colbent Corporation Attention: Corporate Actions 161 Bay State Drive Braintree, MA 02184	The Colbent Corporation Attention: Corporate Actions Facsimile: (781) 930-4939 To confirm: (781) 930-4900

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to IEP Energy LLC, a Delaware limited liability company (the “Offeror”), and a wholly-owned subsidiary of Icahn Enterprises Holdings L.P., a Delaware limited partnership and who is a co-bidder, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 23, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (which, including any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares: Certificates No(s). (if available): Check box if Share(s) will be tendered by Book-Entry Transfer: / / The Depository Trust Company Account Number: Dated:	Name(s) of Record Holder(s): (Please type or print) Address(es): (Zip Code) Area Code and Telephone Number(s): Signature(s):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to Be Used for Signature Guarantee)

The undersigned, a member in good standing of the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm: Address: (Zip Code) Area Code and Telephone Number:	(Authorized Signature) Name: (Please Type or Print) Title: Date:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.